AMENDMENT NO. 1 TO RESTATED TERM LOAN AGREEMENT

Amendment No. 1 (this “Amendment”) dated as of February 20, 2009, to the Restated Term Loan Agreement dated June 17, 2008 (the “Restated Term Loan”) by and between East Fork Biodiesel, LLC (“EFB”) and Farm Credit Services of America, FLCA (“FCSA”).

RECITALS

A.        Capitalized terms herein which are not defined herein shall have the respective meanings as ascribed in the Agreement and the Term Loan;

B.        EFB has requested a deferral of the principal payment due February 20, 2009, to May 20, 2009.

Accordingly,in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.         Paragraph 1.C of the Restated Term Loan Agreement is deleted in its entirety and replaced with the following:

1.C.     The Agent shall hold in reserve Two Hundred and Ninety Thousand and 00/100 Dollars ($290,000.00) to be used exclusively for the final Facility construction costs and retainage due the general contractor (the "General Contractor Claims"). FCSA shall advance to EFB any amounts of the General Contractor Claims that are paid by EFB to, or discharged, by the general contractor. Any monies in the foregoing reserve not used by EFB to satisfy General Contractor Claims shall be transferred by EFB to the Invest Account defined below.

2.         Paragraph 1.D of the Restated Term Loan is deleted in its entirety and replaced with the following:

1.D.     EFB agrees that on execution hereof to immediately return to the Agent in immediately available funds, the sum of Four Hundred Sixty Thousand and 00/100 Dollars ($460,000.00) which will be held by Agent in an Invest Line Account at Agent, all accrued interest thereon which shall be for the account of EFB (the “Invest Account”). Funds from the Invest Account will be (i) applied by the Agent on a monthly basis to the monthly interest and other fees due FCSA for all funds drawn under the Loan.

          3.         Paragraph 1.E of the Restated Term Loan Agreement is deleted in its entirety and not replaced.

4.         The first paragraph of Paragraph 3 of the Restated Term Loan is deleted in its entirety and replaced with the following:

3.         Promissory Note.The Company promises to repay the Loan as follows: (i) a principal payment of One Million Eight Hundred Twenty-Five Thousand and 00/100 Dollars ($1,825,000.00) due and payable on May

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20, 2009, and (ii) thereafter in 24 equal, consecutive quarterly installments of principal in the amount of Nine Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($912,500.00), with the first such installment due on August 20, 2009, and the last such installment due on May 20, 2015; and (ii) followed by a final installment in an amount equal to the remaining unpaid principal balance of the Loans on August 20, 2015.

The remaining two paragraphs of Paragraph 3 remain unchanged.

5.         Effectiveness. This Amendment shall become effective when it has been executed by the parties and the Agent has received executed counterparts as set forth on the signature pages hereto.

6.         Continuing Validity of Loan Documents. EFB hereby (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defenses to or offsets against any such obligation and (c) certifies that, immediately after giving effect to this Amendment, (i) no Default shall exist and (ii) each of the representations and warranties contained in each Loan Document, as such representations and warranties have previously been amended or deleted, shall be true and correct with the same effect as though such representation and warranty had been made on date hereof, except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct on and as of such earlier date.

7.         Limitations. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of any Loan Document shall be deemed (i) to be an amendment or waiver in respect of any other term or condition contained in any Loan Document or (ii) to prejudice any right or rights which the Agent, any Lender or EFB may now have or may have in the future under or in connection with the Agreement or any of the Loan Documents.

8.         Counterparts. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one agreement. In making proof of this Amendment, it shall be necessary to produce only the counterpart executed and delivered by the party to be charged.

9.         Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

Dated February 20, 2009	Dated February 20, 2009